UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2011

CITIZENS & NORTHERN CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A
(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: The Annual Meeting of Shareholders of Citizens & Northern Corporation (the Corporation) was held Tuesday, April 19, 2011.  On April 21, 2011, the Corporation filed a Form 8-K to report the results of shareholder voting at the Annual Meeting.  This Form 8-K/A is being filed to report the action taken by the Corporation’s Board of Directors at the Board’s regular meeting on May 19, 2011, with regard to the frequency of shareholder advisory votes on executive compensation.

Item 5.07	Submission of Matters of a Vote of Security Holders

The Corporation’s Annual Meeting of Shareholders was held Tuesday, April 19, 2011.  At the Annual Meeting, results of the shareholders’ vote on the frequency of future shareholder advisory votes on compensation of Named Executive Officers as disclosed in the proxy statement was as follows:

Total Votes in Favor of 1 Year	3,166,482
Total Votes in Favor of 2 Years	1,060,919
Total Votes in Favor of 3 Years	3,195,263
Total Abstained	26,907
Broker Non-Votes	1,970,996

Consistent with a majority of the votes cast with respect to this proposal, on May 19, 2011, the Board of Directors has determined to hold a shareholder advisory vote on the Corporation’s executive compensation every three years until the next vote on the frequency of future shareholder advisory votes on the Corporation’s executive compensation, which is currently required to occur no later than the Corporation’s 2017 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: May 23, 2011	By:	/s/ Mark A. Hughes
Mark A. Hughes, Treasurer